EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-00572 on Form N-1A of our reports dated September 18, 2024, relating to the financial statements and financial highlights of the Eaton Vance Arizona Municipal Income Fund, Eaton Vance Connecticut Municipal Income Fund, Eaton Vance Minnesota Municipal Income Fund, Eaton Vance New Jersey Municipal Income Fund, Eaton Vance Pennsylvania Municipal Income Fund, and Eaton Vance Municipal Opportunities Fund, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in Form N-CSR of the Trust for the year ended July 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 25, 2024